UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2011

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-293-5563

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paul W. Taylor — CEO & President and Director

On May 4, 2011, Guaranty Bancorp (the “Company”) announced the appointment of Paul W. Taylor as the Company’s CEO and President on an interim basis until such appointment was approved by the Company’s regulators, at which time such appointment would become permanent.  In addition, the Company announced that it expected to appoint Mr. Taylor as a director of the Company upon obtaining such regulatory approval.  Subsequently, the Company’s regulators approved the appointment of Mr. Taylor as CEO and President and as a director of the Company.

Accordingly, on July 14, 2011, the Board of Directors of the Company appointed Paul W. Taylor, the Company’s CEO and President, as a director of the Company, effective immediately.  Mr. Taylor was also appointed by the Board to serve as a member of the Board’s Corporate Risk Committee, effective immediately.  As a member of management, Mr. Taylor will not receive any additional compensation for serving as a director of the Company.

Michael B. Hobbs — President of Guaranty Bank and Trust Company

On July 20, 2011, the Company announced that its bank subsidiary, Guaranty Bank and Trust Company (the “Bank”), has hired Michael B. Hobbs as its President.  It s expected that Mr. Hobbs will start his new position with the Bank on Wednesday, July 27, 2011.  It is also expected that Mr. Hobbs will be appointed as a director of the Bank.  Mr. Hobbs’ primary responsibility will be to will be to lead the lending activities across the Bank, and he will report directly to the Bank’s CEO (and the Company’s CEO & President), Paul W. Taylor.

Mr. Hobbs, 48, has 19 years of experience in the financial institutions industry.  Since 2009, Mr. Hobbs has served as Managing Director, Financial Institutions Group Investment Banking with St. Charles Capital, LLC.  Prior to St. Charles Capital, Mr. Hobbs served in several positions with KeyCorp, including as (1) President of the Rocky Mountain Region (Colorado, Utah and Idaho) from 2007-2009, representing and managing approximately $5 billion in assets and 110 branches, (2) President of the Colorado District for KeyCorp from 2005 — 2007, representing and managing approximately $2 billion in assets and 45 branches, (3) Regional Executive & EVP — Rocky Mountain Region Commercial Banking from 2003 — 2005, (4) Senior Vice President — McDonald Investments/Investment Banking from 1999 to 2003 and (5) Senior Vice President — Colorado Commercial Banking from 1996 — 1999.

In connection with his appointment as President of the Bank, Mr. Hobbs’ compensation will be as follows:

•                  Annual base salary of $275,000.

•                              Pursuant to the Company’s Executive Cash Incentive Plan, which provides annual incentive awards of cash upon the achievement of certain quantitative and qualitative performance goals, Mr. Hobbs’ participation level for 2011 will be as follows:

Achievement Level (% of Total Targets)
Executive Officer	Target Performance – 100% of Total Targets	Maximum Performance – Over 100% of Total Targets

Michael B. Hobbs	40% of Base Salary	Committee Discretion

The quantitative and qualitative performance goals set by the Company for 2011 are materially consistent with the previously disclosed terms of the plan.  For 2011, the payment of Mr. Hobbs’ annual cash incentive award will be guaranteed in the amount of $100,000.  However, such payment will be subject to the terms and conditions of the Company’s Executive Cash Incentive Plan, which, among other things, requires that Mr. Hobbs be employed on the day of the payment.  Typically, the annual cash incentive award payments are made at the end of February of the following year.

•                              Mr. Hobbs will be granted two sets of long-term restricted stock awards, the terms of which will be materially consistent with the previously disclosed terms of the Company’s Amended and Restated 2005 Stock Incentive Plan.   The targeted aggregate number of shares for both awards will be 100,000 shares of the Company’s common stock.  With respect to the first set of stock awards, he will be granted 50,000 shares.  The overall vesting of the award is contingent on the termination of the regulatory Written Agreement, dated as of January 22, 2010, with the Federal Reserve Bank of Kansas City and the Colorado Division of Banking.  If the Written Agreement terminates on or before December 31, 2014, the stock award will vest in accordance with the time-vesting schedule of one-third of the award vesting on each of December 31, 2012, December 31, 2013 and December 31, 2014.  If the Written Agreement is not terminated on or before December 31, 2014, the stock award will not vest and the stock award will expire.  Dividends will not be paid on the award unless and until the award vests.  With respect to the second set of stock awards, the vesting of the award is based on two equally weighted metrics — average pre-tax return on assets (ROA) and average pre-tax income — with respect to the performance period from July 1, 2011 to December 31, 2013.  The amount of shares to be vested is determined by where the metric’s actual performance would fall within a 90% (“threshold level”) to 110% (“maximum level”) range of the performance target (“target level”).  The number of vested shares will be determined on a continuous scale by interpolation, with 25% of the targeted shares vesting at the threshold level, 100% of the targeted shares vesting at the target level and 200% percent of the targeted shares vesting at the maximum level.  Similar to the first set of awards, the overall vesting of the award is contingent on the termination of the Written Agreement.  Dividends will not be paid on the award unless and until the award vests.  Pursuant to this stock award, Mr. Hobbs has an opportunity to earn 12,500 shares at the threshold level, 50,000 shares at the target level and 100,000 shares at the maximum level.

•                              Mr. Hobbs will receive all other benefits that are typically provided to other executive officers, including medical and dental benefits, the Company’s 401(k) Plan (including the related match), car allowance ($1,000 per month), premiums for executive long-term care and disability insurance, parking and cell phone reimbursements, as such benefits have been previously disclosed in the Company’s 2011 Proxy Statement.

•                              Mr. Hobbs will not receive any additional compensation for serving as a director of the Bank.

The Company’s press release issued on July 20, 2011, which is filed as Exhibit 99.1 hereto, is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed herewith:

99.1                           Press Release, dated July 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Paul W. Taylor
Name: Paul W. Taylor
Title: CEO & President

Date:  July 20, 2011